UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 16, 2010 (August 10, 2010)

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois	60015-2559
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 16, 2010, United Stationers Inc. (the “Registrant”) announced that on August 10, 2010, P. Cody Phipps, age 48, was appointed by the Board of Directors to serve as the Registrant’s President and Chief Operating Officer, such appointment to be effective as of September 1, 2010.  Mr. Phipps will hold such office until his successor is appointed and qualified or until his earlier removal or resignation.

Mr. Phipps joined the Registrant in August, 2003 as Senior Vice President, Operations. In October 2006, Mr. Phipps was promoted to his current position of President, United Stationers Supply for the Registrant’s wholly-owned subsidiary, United Stationers Supply Co.

Mr. Phipps is a party to an Executive Employment Agreement with the Registrant, the form of which has been described in, and filed as an exhibit to, the Registrant’s prior SEC filings.

A Press Release announcing the appointment of Mr. Phipps to President and Chief Operating Officer of the Registrant is attached as Exhibit 99 and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

The following exhibit is filed herewith:

99              Press Release, dated August 16, 2010, appointing P. Cody Phipps to President and Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED STATIONERS INC.

Date: August 16, 2010	/s/Eric A. Blanchard
Senior Vice President, General Counsel and Secretary

UNITED STATIONERS INC.

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

DATED AUGUST 16, 2010

Exhibit No.	Description	Method of Filing

99	Press Release, dated August 16, 2010, appointing P. Cody Phipps to President and Chief Operating Officer	Included herewith